UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2007

g8wave Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-136487	13-3513270
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

126 Brookline Avenue, Suite 201
Boston, Massachusetts	02215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 892-9090

(Former name or former address, if changed since last report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On December 27, 2007, g8wave Holdings, Inc. (the “Company”) and Shubhro Sen, the Company’s Senior Vice President and Managing Director, Asia Pacific Operations, entered into a letter agreement (the “Letter Agreement”), pursuant to which the parties mutually agreed to terminate the employment agreement, dated August 12, 2006 (as amended on July 26, 2007), by and between the Company and Mr. Sen. The Letter Agreement provides for a severance payment of Mr. Sen’s base salary through December 28, 2007 and the acceleration of vesting of restricted stock units covering 110,000 shares of the Company’s common stock. In addition, Mr. Sen is entitled to receive health benefits through June 6, 2008.

A copy of the Letter Agreement is attached hereto as exhibit 10.1 and incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(c)	Exhibits:

Exhibit Number	Description

10.1	Letter Agreement, dated December 27, 2007, between the Company and Shubhro Sen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 3, 2008

g8wave Holdings, Inc.

By:	/s/ William E. Duke, Jr.
William E. Duke, Jr.
Chief Financial Officer